Exhibit (j)


                               CONSENT OF COUNSEL


            We consent to the reference to our Firm under the heading "Counsel and Independent Auditors" in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of Amerindo Funds Inc. as filed with the Securities and Exchange Commission on or about March 1, 2004.



/S/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
March 1, 2004